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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24819) pertaining to the Peerless Group, Inc. Employee Stock Purchase Plan of our report dated September 23, 1997, with respect to the financial statements of the Peerless Group, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the period from October 3, 1996 (inception) through June 30, 1997.


                                    /s/ Ernst & Young LLP


Dallas, Texas
September 23, 1997